                                EXHIBIT 3(ii)

         FOR INCLUSION IN NEW VALLEY CORPORATION'S QUARTERLY REPORT
          ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996

                                    BY-LAWS

                                       OF

                             NEW VALLEY CORPORATION
                            (a Delaware corporation)
                                ----------------

                                    Adopted

                                 July 29, 1996
                                ----------------


                                   ARTICLE I

                            Meetings of Stockholders


     Section 1. Annual Meetings. The annual meeting of stockholders, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held on such date and at such place as shall be fixed by the Board of Directors.

     Section 2. Special Meetings. A special meeting of stockholders, other than meetings regulated by statute, may be called at any time by resolution of the Board of Directors, and shall be called by the Chairman of the Board or in his absence the President and in his absence the Secretary on request in writing of a majority of the directors or of any stockholder or stockholders holding of record shares of capital stock of the Company entitled to at least 25% of the votes entitled to be cast at such meeting and shall be held at the aforesaid principal office of the Company, or at such other place within the United States and at such time as shall be fixed by the Board of Directors or in such request of the directors or stockholder(s).

     Section 3. Notice of Meetings. Notice of each meeting of stockholders shall state the purpose or purposes for which, and the time when and place where, the meeting is to be held. A copy of the notice shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at the meeting. If mail, it shall be directed to the stockholder at his address as it appears on the record of stockholders of the Company, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Section 4. Quorum. At each meeting of stockholders there shall be present, to constitute a quorum for the transaction at such meeting of any business, except as otherwise provided by the statute, in person or by proxy, stockholders of record of a majority of the outstanding shares of the Company entitled to vote at the meeting. In the absence of a quorum, the stockholders present, in person or by proxy and entitled to vote, by the vote of a majority of those so present, may adjourn the meeting from time to time to another time or place which shall be announced at the meeting at which the adjournment is taken; and at any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. Of such adjourned meeting no additional notice need be given, except that if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under Section 3 of these By-Laws.

     Section 5. Voting. Stockholders of record entitled to vote any meeting shall be determined, by fixing a record date as prescribed in Section 36 of these By-Laws.

     At each meeting of stockholders all matters, except the election of directors and except as otherwise regulated by statute, which shall properly come before the meeting shall be determined by a majority of the votes cast by the holders of shares present in person or by proxy and entitled to vote thereat, a quorum being present. A share vote shall be by ballot. In the discretion of the chairman of the meeting, matters not requiring a share vote may be determined by viva voce vote.

     Every stockholder entitled to vote at a meeting may vote in person or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized attorney, and filed with the Secretary. No instrument of proxy shall be valid after three years from its date, unless the instrument provides that it shall remain valid for a longer specified period.

     Section 6. Inspectors of Election. The directors, prior to the annual meeting of the stockholders each year, may appoint three inspectors of election to act at such annual meeting and at all other meetings of stockholders held during the ensuing year. In the event of the failure of the directors to make such appointment, or if any inspector of election shall for any reason fail to attend or to act at any meeting, an inspector or inspectors of election, as the case may be, may be appointed by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take an oath according to law.

     Section 7. Organization of Meetings. At each meeting of stockholders, the Chairman of the Board, or, in his absence, the President, or, in his absence, a Vice President or a director or other person designated by the Board of Directors, shall act as chairman of the meeting. The Secretary, or, in his absence, or in the event of his acting as chairman of the meeting, an Assistant Secretary, or a person designated by the chairman of the meeting shall act as secretary of the meeting.


                                   ARTICLE II

                               Board of Directors

     Section 8. Powers. All of the corporate powers, except those expressly reserved by statute to the stockholders, shall be vested in and may be exercised by the Board of Directors of the Company.

     Section 9. Number and Qualifications. The number of directors shall not be more than nine and less than three as shall be determined from time to time by resolution of the Board of Directors.

     Section 10. Election and Removal. The directors shall be elected by ballot annually, at the annual meeting of stockholders, by a plurality of the votes cast at such election.

Each director, unless removed by a vote of the stockholders, shall continue in office until his successor shall have been elected and shall have qualified. Except as otherwise provided by statute, any director may be removed, either with or without cause, at any time, by the stockholders.

     Section 11. Organization Meetings. After each annual election of directors, the newly elected directors shall meet as soon as possible for the purpose of organization, the appointment of officers, and the transaction of other business.

     Section 12. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such hour as may from time to time be fixed by the Board of Directors or by the Chairman of the Board.

     Section 13. Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman of the Board or by the Executive Committee, and shall be held at such time as shall be fixed in the call of the meeting.

     Section 14. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the Company, in Miami, Florida, or at such other place as may from time to time be fixed by the Board of Directors or the Executive Committee or the Chairman of the Board.

     Section 15. Notice of Meetings. Notice need not be given of any organization meeting or regular meeting of the Board of Directors. Notice of each special meeting shall state the time when and place where the meeting is to be held, but need not state the purpose thereof. Notice of each such special meeting shall be mailed to each director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him personally or given to him orally. A special meeting shall be a legal meeting without any notice thereof, if all the directors shall be present or if, a quorum being present, all absent directors shall have waived notice by instrument in writing or by telegraph or other means of electronic communication, filed with the Secretary before, at or after the holding of the meeting.

     Section 16. Quorum and Manner of Acting. At each meeting of the Board of Directors there shall be present, to constitute a quorum for the transaction at such meeting of any business, except as otherwise provided by statute, at least one-third of the directors. In the absence of a quorum, the directors present, by the vote of a majority, may adjourn the meeting from time to time, and at any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally to be held. Of such adjourned meeting no notice need be given.

     Except as otherwise provided by statute or by these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and consents thereto shall be filed with the minutes of the proceedings of the Board of Directors.

     Any one or more members of the Board of Directors may participate in a meeting of such Board means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear one another at the same time. Participation by such means shall constitute presence in person at such a meeting.

     Section 17. Organization of Meetings. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence, the President or, in his absence, a director chosen by the directors present, shall preside. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both of them, an appointee of the person presiding, shall act as secretary of the meeting.

     Section 18. Resignations. Any director may resign at any time by instrument in writing filed with the Chairman of the Board or the Secretary. Unless specifically contingent thereupon, the acceptance of such resignation shall not be necessary to make it effective.

     Section 19. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies in the Board of Directors occasioned by the death, resignation, removal or disqualification of a director may, except as otherwise provided by statute, be filled, until successors shall have been elected as prescribed in Section 10 of these By-Laws and shall have qualified, by vote of a majority of the directors then in office, although less than a quorum exists, or by the stockholders.

     Section 20. Compensation of Directors. Directors may receive compensation for services in any capacity, as from time to time fixed by the Board of Directors.


                                  ARTICLE III

                    Executive Committee and Other Committees

     Section 21. Appointment and Powers. The Board of Directors, by the vote of a majority of its members, may appoint an Executive Committee which, in the intervals between meetings of the Board of Directors, shall have and may exercise, except as otherwise regulated by statute, all the powers of the Board of Directors in the management of the business and affairs of the Company in all cases and to the extent to which specific direction shall not have been given by the Board of Directors, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it.

     The number of the directors who shall constitute the Executive Committee shall be at least three, and shall include the Chairman of the Board and the President. The number may be increased at any time by the Board of Directors. The members of the Executive Committee shall serve during the pleasure of the Board of Directors.

     The Board of Directors, by the vote of a majority of its members, may also appoint from, among its members such other committees, each consisting of three or more directors who shall serve during the pleasure of the Board, and each of which shall, except as otherwise regulated by statute, have such powers as shall be provided by resolution of the Board of Directors.

     The Board of Directors may designate one or more directors as alternate members of the Executive Committee or of any other committee, who may replace any absent member or members at any meeting of the committee.

     Any action required or permitted to be taken by the Executive Committee or any other committee may be taken without a meeting if all members of the Executive Committee or other committee consent in writing to the adoption of a resolution authorizing the action. The resolution and consents thereto shall be filed with the minutes of the proceedings of the Executive Committee or other committee.

     Any one or more members of the Executive Committee or any other committee may participate in a meeting of such Executive Committee or other committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear one another at the same time. Participation by such means shall constitute presence in person at such a meeting.

     Section 22. Meetings. Regular meetings of the Executive Committee shall be held at such time and place as may from time to time be fixed by the Executive Committee.

     Special meetings of the Executive Committee may be called from time to time by the Chairman of the Board or by the President or by any member of the Executive Committee, and each special meeting shall be held at such time and place as shall be fixed in the call of the meeting.

     Notice need not be given of any regular meeting. Notice of each special meeting shall state the time when and place where the meeting is to be held but need not state the purpose thereof. Notice of the special meeting shall be given to each member in the manner provided in Section 15 of these By-Laws. A special meeting shall be a legal meeting without any notice thereof, if all the members shall be present or, a quorum being present, if all absent directors shall have waived notice in the manner provided in Section 15 of these By-Laws.

     Section 23. Quorum and Manner of Acting. At each meeting of the Executive Committee there shall be present, to constitute a quorum for the transaction at such meeting of any business, at least two members. In the absence of a quorum, the member or members present may adjourn the meeting from time to time until a quorum is present. The member or members present at any meeting, whether constituting a quorum or not, at his or their option, shall have the power to appoint a replacement or replacements designated by the Board of Directors as alternatives to act during the temporary absence of any member or members of the Executive Committee.

     The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

     The Executive Committee shall keep a record of its proceedings, and report the same to the Board of Directors at its next regular meeting. In the event an Executive Committee exists, the Chairman of the Board shall be chairman of that committee, and during the absence or disability of the Chairman of the Board the President shall act as chairman of the committee and during the absence or disability of the Chairman of the Board and the President the committee shall designate a chairman from among its members.

     Section 24. Resignations and Vacancies. Any member of the Executive Committee or of any other committee may resign at any time by instrument in writing filed with the Chairman of the Board or the Secretary; and any vacancy may be filled in the manner prescribed in Section 21 of these By-Laws for the original appointment of a member thereof.


                                   ARTICLE IV

                                    Officers

     Section 25. Designation. The officers of the Company shall be the Chairman of the Board, the President, each of whom shall be a director, as many Vice Presidents, any one or more of whom may be designated Executive Vice President or Senior Vice President, as the directors may appoint, a Treasurer, a Secretary, a Comptroller, and such other officers as the directors may appoint. No person holding the office of Chairman of the Board or President shall at the same time hold the office of Treasurer, Secretary or Comptroller. The officers shall hold office during the pleasure of the Board of Directors.

     Section 26. (a) Chairman of the Board. The Chairman of the Board shall preside at meetings of the directors and of the stockholders and shall be the chief executive officer of the Company. He shall have the responsibility to carry out the policies of the Board of Directors and, subject to the direction of the Board of Directors, shall have general supervision over the business and policies of the Company.

     (b) President. The President shall be the chief operating officer of the Company. During the absence or disability of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board. The President shall also perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

     The Chairman of the Board and the President shall each from time to time bring before the Board of Directors or Executive Committee in the event it exists such information as he may think appropriate touching the business and property of the Company.

     Section 27. Vice President. During the absence or disability of the Chairman of the Board and the President, one or more Vice Presidents may be designated by the Board of Directors or the Executive Committee to exercise all the powers and perform the duties of the Chairman of the Board and of the President.

     The powers and duties of the Vice Presidents shall be as designated from time to time by the Chairman of the Board or the President.

     Section 28. Treasurer. The Treasurer shall receive all the funds of the Company, and shall keep and disburse the same under the direction of the Board of Directors or the Executive Committee, or the Chairman of the Board or the President.

     He shall give security to the Company for the faithful discharge of his duties, in such form and to such amount as shall be prescribed by the Board of Directors.

     He shall keep regular books and full accounts, showing all his receipts and disbursements, which books and accounts shall be open at all times to the inspection of the Chairman of the Board or of the President or of any director. He shall also, from time to time, as required, make reports to the Chairman of the Board and the President as to the financial condition of the Company and submit detailed statements of his receipts and disbursements, and perform such other duties as may, from time to time, be required of him by the Chairman of the Board or the President, the Board of Directors or the Executive Committee.

     All the funds of the Company shall be deposited daily, in the corporate name of the Company, in such banks as shall be designated, from time to time, by the Board of Directors or the Executive Committee. Such funds shall be disbursed by the Treasurer or Assistant Treasurer, under the directions of the Board of Directors or the Executive Committee, or the Chairman of the Board or the President, by checks signed by them as Treasurer or Assistant Treasurer.

     Section 29. Secretary. The Secretary shall keep the records of meetings of stockholders, the Board of Directors, the Executive Committee and any other committees of the Board of Directors. He shall give notice of meetings.

     He shall have charge of the seal of the Company.

     Section 30. Comptroller. The Comptroller shall receive and audit the accounts of all officers and agents of the Company who receive or disburse its funds, and all other accounts of receipts or disbursements of the Company, and keep a proper record of the same.

     He shall keep an account of all contracts, leases or agreements, by the terms of which moneys are receivable or payable by the Company, as well as of all debts due or liabilities incurred by the Company, and make timely periodical reports to the Chairman of the Board and the President of all payments coming due and all balances past due to or from the Company.

     He shall properly classify the receipts and disbursements of the Company, and make monthly reports of the same to the Chairman of the Board and the President and perform such other duties as the Board of Directors or the Executive Committee, or the Chairman of the Board or the President may from time to time direct.

     Section 31. Subordinate Officers. Such Assistant Treasurers, Assistant Secretaries, and other officers as may be appointed by the Board of Directors, shall have such powers and perform such duties as are provided in these By-Laws or as the Board of Directors or the Executive Committee, or the Chairman of the Board or the President, may from time to time direct.


                                   ARTICLE V

                                Indemnification

     Section 32. Indemnification of Directors and Officers. Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or serves or served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company, and the Company may advance his related expenses, to the fullest extent permitted by law. All directors or officers of the Company who also serve as directors or officers of subsidiaries of the Company shall be deemed to serve as such at the request of the Company.


                                   ARTICLE VI

                                      Seal

     Section 33. Corporate Seal. The seal of the Company shall bear the words "NV Delaware Inc." arranged in a circle, and the word "Seal" across the center of the space thus enclosed.


                                  ARTICLE VII

                                 Capital Shares

     Section 34. Certificates of Shares. Certificates of shares of the Company shall be in such form as shall be approved by the Board of Directors. They shall be signed in the name and on behalf of the Company by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary, and the seal of the Company shall be affixed hereto. The seal may be facsimile, engraved or printed. The signatures of said officers of the Company may be facsimile, engraved or printed when such certificate is signed by a transfer agent or transfer clerk and by a registrar.

     Section 35. Lost, Stolen or Destroyed Certificates. Before the issue of a new certificate of shares in lieu of a certificate theretofore issued and alleged to have been lost, stolen or destroyed, the Board of Directors may, in its discretion, require the owner of any such certificate alleged to have been lost, stolen or destroyed, or his legal representatives, to give the Company a bond, with such surety or sureties as it may be direct, to indemnify the Company, its transfer agents and registrars, if any, against any claim which may be made against them or any of them on account of such certificate.

     Section 36. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall be not less than ten nor more than sixty, days before the date of such meeting nor more than sixty days prior to any other action.

                                  ARTICLE VIII

                    Continuity of Management in Emergencies

     Section 37. Election of Directors. In the event of a calamity resulting in casualties to the members of the Board of Directors which reduces their number to less than a quorum required by Section 16 of these By-Laws, all vacancies in the Board, whether caused by death or otherwise, may be filled, for the unexpired portions of the terms of office of the directors whose offices have become vacant, by the vote, at any regular or special meeting of a majority of the directors then in office. Meetings of the Board may be held at any place directed by the Board.

     Section 38. Chairmanship. In the event of such calamity resulting in the incapacity or inability of the Chairman of the Board to serve then until the Board is reconstituted as provided herein and a new Chairman of the Board elected by the Board, the President shall act as Chairman of the Board, and if he is incapacitated or unable to serve the Vice President who shall have the greatest seniority as a Vice President among the surviving Vice Presidents shall act as Chairman of the Board and as President.


                                   ARTICLE IX

                      Amendments; Changes in Size of Board

     Section 39. Manner of Amending. These By-Laws may be amended or repealed and new By-Laws made at any stockholders' meeting by the vote of a majority interest of the stockholders present in person or by proxy thereat, a quorum being present; provided notice of the proposed amendment or alteration was included in the notice of such meeting. The Board of Directors, by resolution adopted by a majority of the entire Board at any meeting, may also amend these By-Laws, or repeal these By-Laws and adopt new By-Laws.

     Section 40. Changes in Size of Board. The Board of Directors may from time to time increase the number of directors above the maximum specified in
Section 9 of these By-Laws by such number as may at any time be required under the provisions of the certificate of incorporation entitling the holders of shares of any class or series, because dividends on such shares are in arrears to an increase in the number and to elect additional directors; and the Board of Directors may correspondingly reduce the number as so increased, at any time when under the provisions of the certificate of incorporation the holders of shares of any class or series have been divested of such right of election and the directors elected by them have therefore ceased to be directors.